Exhibit 99.1

Vivani Medical Withdraws Record Date for Cortigent Neuromodulation Subsidiary Spin-Off

The Company expects to reestablish and announce a new record date as soon as possible

ALAMEDA, Calif., October 3, 2025 (GLOBE NEWSWIRE) -- Vivani Medical, Inc. (NASDAQ: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra long-acting drug implants, today announced that the Company will temporarily withdraw the previously announced record date for the planned spin-off of Cortigent, Inc. (“Cortigent”), its wholly-owned subsidiary developing brain implant devices with cutting-edge neuromodulation technology, due to delays arising from the current shutdown of the U.S. federal government.

Vivani expects to reestablish and announce a new record date as soon as possible.

ThinkEquity is acting as the exclusive financial advisor to Cortigent with respect to the spin-off transaction. For more information, please visit: www.think-equity.com

About Cortigent, Inc.

Cortigent, a wholly-owned subsidiary of Vivani, is developing brain implant devices to help patients recover critical body functions. Our proprietary technology platform leverages neuroscience, proprietary microelectronics, and artificial intelligence to create advanced medical devices called neurostimulation brain-computer interfaces (BCIs). Our predecessor, Second Sight Medical Products, previously marketed Argus® II, the first and only medical device to obtain FDA approval to treat a rare form of blindness. This innovative device has helped hundreds of profoundly blind patients to achieve meaningful visual perception. Cortigent’s next generation investigational system, the Orion® Visual Cortical Prosthesis System, has been designed to treat blindness caused by common conditions including glaucoma and diabetic retinopathy. Orion has an FDA Breakthrough Device designation, completed a 6-year Early Feasibility Study in 2025 with promising safety and efficacy results and is covered by an extensive intellectual property estate. Cortigent is also applying its precision neurostimulation technology to improving recovery of arm and hand motion in patients with paralysis due to stroke. For more information and patient videos, please visit: www.cortigent.com.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type 2 diabetes. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: www.vivani.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including statements regarding Vivani’s business, products in development, Vivani’s plans with respect to Cortigent’s spin-off and Vivani’s technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that the spin-off will not be completed in a timely manner or at all; risks of failure to satisfy any conditions to the spin-off; risks of failure of the spin-off to qualify for non-recognition of gain or loss for U.S. federal income tax purposes; uncertainty of whether the anticipated benefits of the spin-off can be achieved; risks of unexpected costs or delays; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to market conditions and the ability of Cortigent to complete its spin-off, Cortigent’s history of losses and its ability to access additional capital or otherwise fund its business and advance its product candidates and pre-clinical programs. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. There may be additional risks that the Company or Cortigent consider immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 2025, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:
Donald Dwyer
Chief Business Officer
info@vivani.com
(415) 506-8462

Investor Relations Contact:
Jami Taylor
Investor Relations Advisor
investors@vivani.com
(415) 506-8462

Media Contact:
Sean Leous
ICR Healthcare
Sean.Leous@ICRHealthcare.com
(646) 866-4012